SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On May 1, 2012, Sherri L. Lemmer, 44, was appointed to the position of Senior Vice President and Chief Financial Officer for Wausau Paper Corp. (the “Company”).  Ms. Lemmer will hold her office for an indefinite term until a successor is duly appointed or until an earlier resignation or removal occurs.

The compensation for Ms. Lemmer was finalized in connection with the effective date of her promotion.  Ms. Lemmer’s promotion resulted in her annualized salary being increased to $280,000.  She also received grants of an additional 27,630 performance units (the aggregate total opportunity), which were made consistent with prior Company grants to executive officers under the Company’s 2012 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.  Approximately 40% of Ms. Lemmer’s additional grants (10,944 units) were made in accordance with the Company’s 2014 Equity Incentive Plan, for which vesting occurs after a three-year period based on a measurement of the Company’s “total shareholder return.”  The remainder of Ms. Lemmer’s additional grants were made in accordance with the Company’s 2012 Equity Incentive Plan, for which vesting is tied to a measurement of the Company’s return on capital employed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  May 04, 2012

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and

Chief Financial Officer